Exhibit 99.1

November 5, 2026

First Capital, Inc. to Expand Southern Indiana and Western Kentucky Presence with the Acquisition of First Bancorp of Indiana, Inc.

Transaction Strengthens First Capital's Community Banking Franchise and Enhances Regional Scale

CORYDON, IN and EVANSVILLE, IN, November 5, 2026 — First Capital, Inc. (NASDAQ: FCAP) (“First Capital”), the holding company for First Harrison Bank, and First Bancorp of Indiana, Inc. (OTCPK: FBPI) (“First Bancorp”), the holding company for First Federal Savings Bank, jointly announced today that they have entered into a definitive merger agreement pursuant to which First Bancorp will merge with and into First Capital in an all-stock transaction valued at approximately $33.2 million, based upon the 20-day volume-weighted average closing price of First Capital as of November 4, 2026 of $63.05 per share. Following the merger of First Bancorp with and into First Capital, First Federal Savings Bank will merge with and into First Harrison Bank.

First Bancorp, headquartered in Evansville, Indiana, is the holding company for First Federal Savings Bank, an Indiana state-chartered commercial bank and wholly-owned subsidiary of First Bancorp that currently operates ten offices across Southern Indiana and Western Kentucky. As of September 30, 2026, First Bancorp had approximately $583 million in total assets, $444 million in gross loans, $473 million in deposits and $33 million of total equity.

“We are extremely excited to partner with First Bancorp and further expand our presence across Southern Indiana and Western Kentucky,” commented Chris Frederick, President and Chief Executive Officer of First Capital. “The expansion of our branch network across these markets will allow us to attract additional talent, build meaningful customer relationships and grow our franchise through a partnership with an organization that shares our approach to community banking.”

Michael Head, President and Chief Executive Officer of First Bancorp, noted, “We are pleased to join First Capital’s strong franchise and believe the cultural alignment between our organizations is ideal for the next chapter for First Bancorp’s customers, employees and shareholders. This combination will provide additional resources to support our customers, create new opportunities for our employees and continue our longstanding commitment to the communities we serve.”

Under the terms of the agreement, which was unanimously approved by the boards of both companies, First Bancorp shareholders will be entitled to receive a fixed exchange ratio of 0.3075 shares of First Capital common stock for each First Bancorp common share. As of November 4, 2026, based upon the 20-day volume-weighted average closing price of First Capital of $63.05 per share, the transaction is valued at approximately $33.2 million.

The transaction is expected to be completed in the first half of 2027, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of First Bancorp shareholders.

Raymond James & Associates, Inc. served as financial advisor to First Capital and rendered a fairness opinion to the Board of Directors of First Capital. Keefe, Bruyette & Woods, Inc. A Stifel Company served as financial advisor to First Bancorp and rendered a fairness opinion to the Board of Directors of First Bancorp.

Krieg DeVault LLP served as legal counsel to First Capital and Kilpatrick Townsend & Stockton LLP served as legal counsel to First Bancorp.

About First Capital, Inc.

First Capital, Inc. (NASDAQ: FCAP) is the holding company of First Harrison Bank, a community bank headquartered in Corydon, Indiana. First Harrison Bank operates 12 branches across Clark, Floyd, Harrison and Washington counties in Indiana, and 5 branches in Bullitt County, Kentucky. As of September 30, 2026, First Capital had total assets of $1.3 billion, gross loans of $686 million and total deposits of $1.1 billion.

About First Bancorp of Indiana, Inc.

First Bancorp of Indiana, Inc. (OTCPK: FBPI) is the holding company of First Federal Savings Bank, a community bank headquartered in Evansville, Indiana. First Federal Savings Bank operates 9 branches across Daviess, Pike, Posey, Vanderburgh and Warrick counties in Indiana, and 1 branch in Henderson County, Kentucky. As of September 30, 2026, First Bancorp of Indiana had total assets of $583 million, gross loans of $444 million and total deposits of $473 million.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. First Capital will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus of First Bancorp of Indiana, Inc. and First Capital, and First Capital will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of First Bancorp. Investors and shareholders of First Bancorp and First Capital are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and shareholders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by First Capital through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by First Capital will be available free of charge on First Capital’s internet website at www.firstharrison.com under the “Investor Relations” tab.

First Capital, First Bancorp, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of First Capital is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 31, 2026, and its proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on April 8, 2026. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, “plan”, “seek”, “should”, “would”, “estimate” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond First Capital’s and First Bancorp’s control. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of First Bancorp in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of First Bancorp and First Capital; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. First Bancorp and First Capital undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Capital’s most recent Form 10-K and 10-Q reports and to First Capital’s most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of First Capital or First Bancorp.

Contacts:

First Capital, Inc.

Joshua P. Stevens

Chief Financial Officer

812-738-1570

First Bancorp of Indiana, Inc.

Michael H. Head

President and CEO

812-492-8100